SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
RF MICRO DEVICES, INC.
(Exact name of registrant as specified in its charter)

North Carolina	56-1733461
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

7628 Thorndike Road
Greensboro, North Carolina 27409-9421 (Address of principal executive offices)
2003 STOCK INCENTIVE PLAN OF RF MICRO DEVICES, INC. (Full title of the plan)

Robert A. Bruggeworth
Chief Executive Officer
RF Micro Devices, Inc.
7628 Thorndike Road
Greensboro, North Carolina 27409-9421
                     (336) 664-1233
 (Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock,
no par value (3)	11,030,961	$6.06 - $6.115	$67,196,740	$7,910

(1)  This Registration Statement also registers additional securities to be offered or issued upon adjustment or changes made to the registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the
       Securities Act of 1933, as amended.

(2)  Pursuant to Rule 457(c) and (h)(1), based on (i) the average ($6.115) of the high ($6.22) and low ($6.01) sales prices of the Company's common stock on August 5, 2005, as reported on the Nasdaq National Market (6,487,758 shares), and (ii) the average option price ($6.06)
       for 4,543,203 shares being registered herein which are available for issuance upon exercise of outstanding options granted by the Registrant under the Registrant's 2003 Stock Incentive
       Plan.

(3)  Each share of the Registrant's common stock includes one preferred share purchase right.

REGISTRATION OF ADDITIONAL SECURITIES - STATEMENT PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-107805, relating to the offer and sale of the Company's Common Stock under the 2003 Stock Incentive Plan of RF Micro Devices, Inc., are incorporated by reference into this Registration Statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by RF Micro Devices, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

(a)           The Company's Annual Report on Form 10-K for the fiscal year ended April 2, 2005, filed with the Commission on June 14, 2005;

(b)           The description of the Company's Common Stock, no par value, contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") with the Commission on May 2, 1997, including any amendment or report filed for the purpose of updating such description;

(c)           The Company's Registration Statement on Form 8-A relating to the Company's Shareholder Rights Agreement dated August 10, 2001 between RF Micro Devices, Inc. and First Union National Bank, as Rights Agent, filed with the Commission on August 14, 2001;

(d)           The Company's Registration Statement on Form 8-A/A relating to the First Amendment, dated as of July 22, 2003, to the Rights Agreement, dated as of August 10, 2001, between RF Micro Devices, Inc. and Wachovia Bank, National Association (formerly First Union National Bank), as Rights Agent, filed with the Commission on August 1, 2003; and

(e)           All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the period referred to in (a), above.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 8.  Exhibits.

                                The following exhibits are filed as a part of this Registration Statement:

              Number        Description

                4.1               Amended and Restated Articles of Incorporation of RF Micro Devices, Inc., which are incorporated by reference from Exhibit 3.1 to the Company's Quarterly Report on Form
10-Q for the quarterly period ended June 26, 1999.

                4.2               Amendment to Amended and Restated Articles of Incorporation dated July 26, 2000, which is incorporated by reference from Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q
for the quarterly period ended July 1, 2000.

                4.3               Amendment to Amended and Restated Articles of Incorporation dated August 10, 2001, which is incorporated by reference from Exhibit  3.1 to the Company's Quarterly Report on Form 10-Q
for the quarterly period ended September 29, 2001.

II-1

               4.4               Amended and Restated Bylaws of RF Micro Devices, Inc., which are incorporated by reference from Exhibit 3.4 to the Company's Annual Report on Form 10-K for the fiscal year ended
April 3, 2004.

                4.5              Specimen Certificate of Stock, which is incorporated by reference from Exhibit 4.1 to the
Company's Registration Statement on Form S-1 (File No. 333-22625).

                4.6              Rights Agreement dated August 10, 2001 between RF Micro Devices, Inc. and First Union
National Bank, as Rights Agent, which is incorporated by reference from Exhibit 4.1 to the
Company's Registration Statement on Form 8-A filed August 14, 2001.

                4.7              First Amendment, dated July 22, 2003, to the Rights Agreement, dated as of August 10, 2001, between RF Micro Devices, Inc. and Wachovia Bank, National Association (formerly First
Union National Bank), as Rights Agent, which is incorporated by reference from Exhibit 4.2 to the Company's Registration Statement on Form 8-A/A filed August 1, 2003.

                5                  Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common Stock being registered.

                23.1             Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit 5).

                23.2             Consent of Independent Auditors.

                24                Power of Attorney (included on the signature page hereto).

                99               2003 Stock Incentive Plan of RF Micro Devices, Inc., which is incorporated by reference from
Exhibit 99 to the Company's Registration Statement on Form S-8 (File No. 333-107805).

                                                                                                            II-2

SIGNATURES

                                Pursuant to the requirements of the Securities Act of 1933, RF Micro Devices, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on this 8th day of August, 2005.

                                                                                RF MICRO DEVICES, INC.

                                                                                By:          /s/ Robert A. Bruggeworth
                                                                                                    Robert A. Bruggeworth
                                                                                                    President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned, being a director and/or officer of RF Micro Devices, Inc. (the "Company"), hereby nominates, constitutes and appoints Robert A. Bruggeworth and William A. Priddy, Jr., or any one of them severally, to be his true and lawful attorney-in-fact and agent and to sign in his name and on his behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance of certain shares of the common stock, no par value, of the Company (the "Common Stock") in connection with the 2003 Stock Incentive Plan of RF Micro Devices, Inc., and to file any and all amendments, including post-effective amendments, exhibits and other documents and instruments in connection therewith, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact and agent deems appropriate, and generally to do all such things on his behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and all requirements of the Commission.

                                Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on August 8, 2005.

/s/ Robert A. Bruggeworth Name: Robert A. Bruggeworth Title: President, Chief Executive Officer and Director (principal executive officer)	/s/ William A. Priddy, Jr. Name: William A. Priddy, Jr. Title: Chief Financial Officer, Vice President of Finance and Administration and Secretary (principal financial officer)
/s/ Barry D.Church Name: Barry D. Church Title: Vice President and Corporate Controller (principal accounting officer)	/s/ Daniel A.DiLeo Name: Daniel A. DiLeo Title: Director
/s/ Jeffrey R. Garnder Name: Jeffrey R. Gardner Title: Director	/s/ Frederick J. Leonberger Name: Frederick J. Leonberger Title: Director
/s/ David A. Norbury Name: David A. Norbury Title: Director	/s/ Albert E. Paladino Name: Dr. Albert E. Paladino Title: Director
/s/ William J. Pratt Name: William J. Pratt Title: Director	/s/ Erik H. van der Kaay Name: Erik H. van der Kaay Title: Director
/s/ Walter H. Wilkinson, Jr. Name: Walter H. Wilkinson, Jr. Title: Director

                                                                                                             II-3

EXHIBIT INDEX

to

Registration Statement on Form S-8 of
RF Micro Devices, Inc.

                Number       Description

                4.1               Amended and Restated Articles of Incorporation of RF Micro Devices, Inc., which are incorporated by reference from Exhibit 3.1 to the Company's Quarterly Report on
Form 10-Q for the quarterly period ended June 26, 1999.

                4.2               Amendment to Amended and Restated Articles of Incorporation dated July 26, 2000, which is incorporated by reference from Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q
for the quarterly period ended July 1, 2000.

                4.3               Amendment to Amended and Restated Articles of Incorporation dated August 10, 2001, which is incorporated by reference from Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q
for the quarterly period ended September 29, 2001.

                4.4               Amended and Restated Bylaws of RF Micro Devices, Inc., which are incorporated by reference from Exhibit 3.4 to the Company's Annual Report on Form 10-K for the fiscal year ended April 3, 2004.

                4.5               Specimen Certificate of Stock, which is incorporated by reference from Exhibit 4.1 to the
Company's Registration Statement on Form S-1 (File No. 333-22625).

                4.6               Rights Agreement dated August 10, 2001 between RF Micro Devices, Inc. and First Union
National Bank, as Rights Agent, which is incorporated by reference from Exhibit 4.1 to the
Company's Registration Statement on Form 8-A filed August 14, 2001.

                4.7               First Amendment, dated July 22, 2003, to the Rights Agreement, dated as of August 10, 2001, between RF Micro Devices, Inc. and Wachovia Bank, National Association (formerly First
Union National Bank), as Rights Agent, which is incorporated by reference from Exhibit 4.2 to the Company's Registration Statement on Form 8-A/A filed August 1, 2003.

                5                  Opinion of Womble Carlyle Sandridge & Rice, PLLC, as to the legality of the Common Stock being registered.

              23.1               Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit 5).

              23.2               Consent of Independent Auditors.

              24                  Power of Attorney (included on the signature page hereto).

             99                   2003 Stock Incentive Plan of RF Micro Devices, Inc., which is incorporated by reference from
Exhibit 99 to the Company's Registration Statement on Form S-8 (File No. 333-107805).